EXHIBIT 21

FIRSTBANK CORPORATION SUBSIDIARIES

NAME	STATE OF INCORPORATION	OWNERSHIP
Firstbank - Alma	Michigan	100%
Firstbank (Mt. Pleasant)	Michigan	100%
Firstbank - West Branch	Michigan	100%
Firstbank - Lakeview	Michigan	100%
Firstbank - St. Johns	Michigan	100%
Keystone Community Bank	Michigan	100%
Gladwin Land Company	Michigan	100%
1st Armored, Inc.	Michigan	100% by Firstbank - West Branch
1st Title, Inc.	Michigan	100% by Firstbank - West Branch
C.A. Hanes Realty, Inc.	Michigan	55% by Firstbank - West Branch
Firstbank - Alma Mortgage Company	Michigan	100% by Firstbank - Alma
Firstbank (Mt. Pleasant) Mortgage Company	Michigan	100% by Firstbank (Mt. Pleasant)
Firstbank - West Branch Mortgage Company	Michigan	100% by Firstbank - West Branch
Firstbank - Lakeview Mortgage Company	Michigan	100% by Firstbank - Lakeview
Firstbank - St. Johns Mortgage Company	Michigan	100% by Firstbank - St. Johns
Keystone Mortgage Services, LLC	Michigan	99% by Keystone Community Bank and 1% by Firstbank Corporation
Keystone Premium Finance	Michigan	90% by Keystone Community Bank and 10% by Keystone Mortgage Services, LLC
Keystone T.I. Sub, LLC	Michigan	100% owned by Keystone Community Bank
KCB Title Insurance Agency, LLC	Michigan	50% owned by Keystone T.I. Sub, LLC
1st Investors Title, LLC	Michigan	52% owned by 1st Title, Inc.
FBMI Risk Management Services, Inc.	Nevada	100%